Exhibit 23.2

May 13, 2009

Mr. Richard M. Grubel

Senior Vice President

P B S & J

2001 Northwest 107th Avenue

Miami, Florida 33172-2507

Re: Consent of Independent Appraisal Firm

Dear Mr. Grubel:

We hereby consent to the reference to Sheldrick, McGehee & Kohler, LLC, and to the incorporation of information contained in our Valuation Report dated January 12, 2009, in the Quarterly Report on Form 10-Q of The PBSJ Corporation for the quarter ended March 31, 2009, to which this consent is an exhibit.

Very sincerely,

/s/ Steven M. Rosenbloom
Steven M. Rosenbloom

One Independent Drive Suite 3140  Jacksonville, Florida 32202  Telephone 904.355.4715  Facsimile 904.355.4717  www.smki.net